UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  February 18, 2011

GLOBAL PHARM HOLDINGS GROUP, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	333-152286	20-8767223
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

25/F New World Center, No. 6009 Yitian Road, Futian District, Shenzhen,
People’s Republic of China
(Address of Principal Executive Offices)

Registrant's telephone number, including area code:  86-755-83230226

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02               Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On February 18, 2011, the board of directors of Global Pharm Holdings Group, Inc., a Delaware corporation (the “Company”), increased the size of the Company’s board of directors from one to five and appointed An Fu, its Chief Financial Officer, Gene Michael Bennett, Peitong Yu and Zhixian Long (collectively, “New Directors”) to serve as directors of the Company.Along with the appointment of New Directors, the board of directors also established the Audit Committee, the Compensation Committee and the Nominating Committee of the Company and adopted the respective committee charters and a code of ethics.

Mr. Bennett will serve as chairman of the Audit Committee and member of the Compensation Committee and the Nominating Committee for a term of three years.  Mr. Bennett’s compensation as director and chairman of the Audit Committee of the Company is set forth in an appointment letter with the Company dated February 18, 2011. He will be paid an annual fee of $20,000, payable on a quarterly basis. He will also be granted options to purchase an aggregate of 37,000 shares of common stock of the Company. The option to purchase 4,000 shares shall vest on the date of grant and the rest shall vest, in equal quarterly installments of 3,000 shares each, on the first day of each quarter commencing from July 1, 2011 to January 1, 2014. The exercise price for all options is the fair market value of the stock on the date of grant.

Mr. Yu will serve as chairman of the Compensation Committee and member of the Audit Committee and the Nominating Committee for a term of two years.  Mr. Yu’s compensation as director and chairman of the Compensation Committee of the Company is set forth in an appointment letter with the Company dated February 18, 2011. He will be paid an annual fee of 120,000 Hong Kong dollars (“HKD”), payable on a quarterly basis. He will also be granted options to purchase an aggregate of 18,000 shares of common stock of the Company. The option to purchase 4,000 shares shall vest on the date of grant and the rest shall vest, in equal quarterly installments of 2,000 shares each, on the first day of each quarter commencing from July 1, 2011 to January 1, 2013. The exercise price for all options is the fair market value of the stock on the date of grant.

Mr. Long will serve as chairman of the Nominating Committee and member of the Audit Committee and the Compensation Committee for a term of two years. Mr. Long’s compensation as director and chairman of the Compensation Committee of the Company is set forth in an appointment letter with the Company dated February 18, 2011. He will be paid an annual fee of 120,000 HKD, payable on a quarterly basis. He will also be granted options to purchase an aggregate of 18,000 shares of common stock of the Company. The option to purchase 4,000 shares shall vest on the date of grant and the rest shall vest, in equal quarterly installments of 2,000 shares each, on the first day of each quarter commencing from July 1, 2011 to January 1, 2013. The exercise price for all options is the fair market value of the stock on the date of grant.

Mr. Fu, the Company’s Chief Financial Officer, will not be compensated for his services as director of the Company.

Mr. Bennett, 62, is the CEO of American General Business Association, a non-governmental organization that assists Chinese companies to develop business overseas. He has recently been appointed the chairman of the Advisory Committee to Swiss Private Client Capital Partners Ltd. Since January 2010, he served as the managing partner for Beijing-based Nexis Investment Consulting Corporation, helping Chinese companies establish good corporate governance and in raising funds. From 2000 to 2004, he was a partner at ProCFO, a California-based contract-CFO consulting firm. From 1998 to 2000, Mr. Bennett was a professor and lecturer in accounting and tax for University of Hawaii, and Chaminade University of Honolulu. Prior to that, he was CFO and board member of Argonaut Computers; professor and lecturer in accounting and tax at California State University at Fullerton; and CPA with GerbelButzbaugh which became part of Grant Thornton. Mr. Bennett holds a B.A. and MBA from Michigan State University and is currently pursuing a doctorate of business administration at City University of Hong Kong in Corporate Governance. Mr. Bennett currently serves on the boards of China Agritech, Inc. (NasdaqGS: CAGC), China Pharma Holding, Inc. (AMEX:CPHI) and China Shen Zhou Mining & Resources, Inc. (AMEX: SHZ).

Mr. Yu, 35, currently serves as the Vice Chairman and Vice President of Dalian KaidaVenture Capital Co., Ltd., Vice Chairman and Vice President of KaidaJiarui (Tianjin) Equity Investment Funds Management Co., Ltd. and the director of Asia-Pacific Finance Group as well as the Vice Chairman of World Eminence Chinese Businessman Association. He served as the General Manager of Dalian Tianmu Investment Consultant Co., Ltd. from 2003 to 2005. He served as General Manager of Dalian Branch of Beijing Gold Tount Venture Capital Co., Ltd. in 2006. From 2006 to 2007, he was the deputy general manager of Dalian Huanyu Venture Capital Co., Ltd. From 2007 to 2008, he served as the CEO of Beijing Gold Tount Venture Capital Co., Ltd. He is very experienced in business operation and venture capital. Mr. Yu graduated from Jili University in 1997.

Mr. Long, 76, was a professor and PhD supervisor in Chinese medicine at Beijing University of Chinese Medicine (“BUCM”) from 1997 to 2009. He served as Vice President of BUCM from 1985 to 1990 and President of BUCM from 1990 to 1997. Mr. Long was also a member of Chinese People’s Political Consultative Conference from 1998 to 2009. Since 2006, Mr. Long has served as Executive Vice President and Deputy Secretary General of Word Federation of Chinese Medicine Societies (“WFCMS”).  He has also served as the Chairman of Chinese Medicine Committee of WFCMS since 2006. Mr. Long graduated from BUCM (formerly, Beijing College of Chinese Medicine) in 1964.

There is no family relationship between the New Directors and any of our other officers and directors. Except for Mr. Fu’s employment agreement with the Company to serve as its Chief Financial Officer and the aforementioned directorship agreements, the New Directors have not had any transaction with the Company since the beginning of the last fiscal year.

Item 8.01	Other Events.

In connection with the appointment of directors and establishment of  the board committees, the board of directors also adopted Code of Ethics, Nominating Committee Charter, Compensation Committee Charter and Audit Committee Charter, a copy of which are attached hereto as exhibits to the Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

14.1	Code of Ethics
99.1	Audit Committee Charter
99.2	Compensation Committee Charter
99.3	Nominating Committee Charter

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 18, 2011	Global Pharm Holdings Group, Inc.

By:	/s/ Yunlu Yin
Yunlu Yin
Chief Executive Officer